Exhibit 10.5

PERFORMANCE NONQUALIFIED STOCK OPTION AWARD AGREEMENT

TUESDAY MORNING CORPORATION
2004 LONG-TERM EQUITY INCENTIVE PLAN

This PERFORMANCE NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”) is entered into between Tuesday Morning Corporation, a Delaware corporation (the “Company”), and                                  (“Optionee”).  The Board of Directors of the Company has adopted, and the stockholders of the Company have approved, the Tuesday Morning Corporation 2004 Long-Term Equity Incentive Plan, as amended (the “Plan”), the terms of which are incorporated by reference herein in their entirety.  The Company and Optionee have entered into an Employment Agreement dated                         , 20       (the “Employment Agreement”), under which the Company has agreed to grant Optionee this option to purchase shares of common stock of the Company as an inducement for Optionee’s continued and effective performance of services for the Company.  Any term used in this Agreement that is not specifically defined herein shall have the meaning specified in the Plan.

IT IS AGREED:

1.                                       Grant of Option. Subject to the terms of the Plan, this Agreement and the Notice of Grant of Stock Options and Option Agreement to which this Agreement is attached (the “Option Notice”), on                         , 20       (the “Grant Date”), the Company granted to Optionee an option (the “Option”) to purchase                          shares of the common stock of the Company, $.01 par value per share (the “Common Stock”), at a price of $         per share (the “Exercise Price”), subject to adjustment as provided in the Plan.

2.                                       Type of Option.  The Option is a nonqualified stock option which is not intended to be governed by section 422 of the Code.

3.                                       Optionee’s Agreement.  In accepting the Option, Optionee accepts and agrees to be bound by all the terms and conditions of the Plan which pertain to nonqualified stock options granted under the Plan.

4.                                       Vesting of Option.  Subject to the provisions hereof and the provisions of the Plan, the Option will vest and become exercisable as provided below, provided that Optionee is and has been continuously employed by the Company or any Subsidiary from the Grant Date through the date the applicable performance goal described below is achieved:

(a)                                  if during the Option Vesting Period the Trailing Trading Price of the  Common Stock equals or exceeds $         per share (the “First Performance Goal”), then on and after the first Business Day on which the First Performance Goal is achieved the Option may be exercised with respect to [                    ] of the shares of the stock subject to the Option;

(b)                                 if during the Option Vesting Period the Trailing Trading Price of the  Common Stock equals or exceeds $         per share (the “Second Performance Goal”), then on and after the first Business Day on which the Second Performance Goal is achieved the Option may be exercised with respect to an additional [                    ] of the shares of the stock subject to the Option;

(c)                                  if during the Option Vesting Period the Trailing Trading Price of the  Common Stock equals or exceeds $         per share (the “Third Performance Goal”), then on and after the first Business Day on which the Third Performance Goal is achieved the Option may be exercised with respect to the remaining [                    ] of the shares of the stock subject to the Option; and

(d)                                 if during the Option Vesting Period there is a Change in Control of the Company then immediately prior to such Change in Control the Option may be exercised with respect to all of the shares of the stock subject to the Option irrespective of whether the First Performance Goal, the Second Performance Goal and/or the Third Performance Goal have been achieved.

To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part.  If Optionee ceases to be an employee of the Company for any reason the Option shall not continue to vest after such cessation of service as an employee.

No portion of the Option shall be exercisable in any event on or after the tenth anniversary of the Grant Date (the “Option General Expiration Date”).  An option may not be exercised for a fraction of a share of Common Stock.

5.                                       Manner of Exercise.

(a)                                  To the extent that the Option is vested and exercisable in accordance with Section 4 of this Agreement, the Option may be exercised by Optionee at any time, or from time to time, in whole or in part, on or prior to the termination of the Option (as set forth in Sections 4 and 6 of this Agreement) upon payment of the Exercise Price for the shares to be acquired in accordance with the terms and conditions of this Agreement and the Plan.

(b)                                 If Optionee is entitled to exercise the vested and exercisable portion of the Option, and wishes to do so, in whole or part, Optionee shall (i) deliver to the Company a fully completed and executed notice of exercise, in the form attached as Annex A hereto, or such other form as may hereinafter be designated by the Company in its sole discretion, specifying the exercise date and the number of shares of Common Stock to be purchased pursuant to such exercise and (ii) remit to the Company in a form satisfactory to the Company, in its sole discretion, the Exercise Price for the shares to be acquired on exercise of the Option, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company) in accordance with the provisions of Section 10 of the Plan.

(c)                                  The Company’s obligation to deliver shares of the Common Stock to Optionee under this Agreement is subject to and conditioned upon Optionee satisfying all tax obligations associated with Optionee’s receipt, holding and exercise of the Option.  Unless otherwise approved by the Committee, all such tax obligations shall be payable in accordance with the provisions of Section 10 of the Plan.  The Company and its Subsidiaries, as applicable, shall be entitled to deduct from any compensation otherwise due to Optionee the amount necessary to satisfy all such taxes.

(d)                                 Upon full payment of the Exercise Price and satisfaction of all applicable tax obligations, and subject to the applicable terms and conditions of the Plan and the terms and conditions of this Agreement, the Company shall cause certificates for the shares purchased hereunder to be delivered to Optionee or cause an uncertificated book-entry representing the shares to be made.

6.                                       Termination of Option.  Unless the Option terminates earlier as provided in this Section 6 the Option shall terminate and become null and void on the Option General Expiration Date.

(a)                                  If Optionee’s employment pursuant to the Employment Agreement is terminated by the Company without Cause (as that term is defined in the Employment Agreement), or if Optionee terminates his employment with the Company with Good Reason (as that term is defined in the Employment Agreement), (i) the portion of the Option that was exercisable on the date of such termination of employment shall remain exercisable until, and shall otherwise terminate and become null and void on, the Option General Expiration Date; and (ii) the portion of the Option that was not exercisable on the date of such cessation shall be forfeited and become null and void immediately upon such termination of employment.

(b)                                 If Optionee’s employment pursuant to the Employment Agreement is terminated by the Company for Cause (as that term is defined in the Employment Agreement), all of the Option shall be forfeited and become null and void immediately upon such termination of employment for Cause, whether or not vested and whether or not then exercisable.

(c)                                  If Optionee ceases to be an employee of the Company due to death or Disability, (i) the portion of the Option that was exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate and become null and void at the end of, a period of one year from the date of such death or Disability, but in no event after the Option General Expiration Date; and (ii) the portion of the Option that was not exercisable on the date of such cessation shall be forfeited and become null and void immediately upon such cessation.

(d)                                 If Optionee ceases to be an employee of the Company for any reason other than as described in Section 6(a), (b) or (c) of this Agreement, (i) the portion of the Option that was exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate and become null and void at the end of, a period of up to 90-days after the date of such cessation, but in no event after the Option General Expiration Date and (ii) the portion of the Option that was not exercisable on the date of such cessation shall be forfeited and become null and void immediately upon such cessation.

(e)                                  Upon the death of Optionee prior to the expiration of the Option, Optionee’s executors, administrators or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option to exercise the Option with respect to the number of shares that Optionee would have been entitled to exercise if he were still alive.

(f)                                    All portions of the Option that have not vested pursuant to subsections (a) through (d) of Section 4 shall not vest, shall not be exercisable and shall terminate and be cancelled effective immediately following the last day of the Option Vesting Period.

7.                                       Tax Withholding.  To the extent that the receipt of the Option, this Agreement or the Option Notice, the vesting of the Option or the exercise of the Option results in income to Optionee for federal, state or local income, employment or other tax purposes with respect to which the Company or its Subsidiaries or any affiliate has a withholding obligation, Optionee shall deliver to the Company at the time of such receipt, vesting or exercise, as the case may be, such amount of money as the Company or its Subsidiaries or any affiliate may require to meet its obligation under applicable tax laws or regulations, and, if Optionee fails to do so, the Company or its Subsidiaries or any affiliate is authorized to withhold from the shares subject to the Option (based on the Fair Market Value of such shares as of the date the amount of tax to be withheld is determined) or from any cash or stock remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of such taxable income, sufficient to satisfy the withholding obligation.

8.                                       Capital Adjustments and Reorganizations. The existence of the Option shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

9.                                       Employment Relationship. For purposes of this Agreement, Optionee shall be considered to be in the employment of the Company as long as Optionee has an employment relationship with the Company.  The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

10.                                 Not an Employment Agreement.  This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between Optionee and the Company, its Subsidiaries or any of its affiliates or guarantee the right to remain employed by the Company, its Subsidiaries or any of its affiliates for any specified term.

11.                                 No Rights As Stockholder.  Optionee shall not have any rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of such shares following Optionee’s exercise of the Option pursuant to its terms and conditions and payment of all amounts for and with respect to the shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date a certificate or certificates are issued for such shares or an uncertificated book-entry representing such shares is made.

12.                                 Legend.  Optionee consents to the placing on the certificate for any shares covered by the Option of an appropriate legend restricting resale or other transfer of such shares except in accordance with the Securities Act of 1933 and all applicable rules thereunder.

13.                                 Notices.  Any notice, instruction, authorization, request, demand or other communications required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address to the attention of the Corporate Tax Director and to Optionee at Optionee’s residential address as it appears on the books and records of the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

14.                                 Amendment and Waiver. Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and Optionee.  Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized director or officer of the Company other than Optionee.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any condition, or the breach of any other term of condition.

15.                                 Dispute Resolution.  In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Committee.

16.                                 Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law provisions.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

17.                                 Transfer Restrictions. The shares of Common Stock subject to the Option granted hereby may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.  Optionee also agrees (a) that the Company may refuse to cause the transfer of shares of Common Stock subject to the Option to be registered on the applicable stock transfer records if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the shares of Common Stock subject to the Option.

18.                                 Successors and Assigns.  This Agreement shall, except as herein stated to the contrary, inure to the benefit of and bind the legal representatives, successors and assigns of the parties hereto.

19.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes but all of which taken together shall constitute but one and the same instrument.

20.                                 Option Transfer Prohibitions.  The Option granted to Optionee under this Agreement shall not be transferable or assignable by Optionee other than by will or the laws of descent and distribution, and shall be exercisable during Optionee’s lifetime only by him.

21.                                 Definitions.  The words and phrases defined in this Section 21 shall have the respective meanings set forth below throughout this Agreement, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

(a)                                  “Business Day” means any day other than (i) a Saturday or a Sunday or (ii) any other day on which banks located in New York City are generally closed for business.

(b)                                 “Option Vesting Period” means the period beginning on the
Grant Date and ending on the earliest to occur of the following dates:

(i)                                     the date Optionee’s employment pursuant to the Employment Agreement is terminated for any reason, whether by the Company or by Optionee; and

(ii)                                  the third anniversary of the Grant Date if the Second Performance Goal is not achieved before the third anniversary of the Grant Date or the fourth anniversary of the Grant Date if the Second Performance Goal is achieved before the third anniversary of the Grant Date; provided, however, that if on or before the third anniversary of the Grant Date (if the Second Performance Goal is not achieved before the third anniversary of the Grant Date) or the fourth anniversary of the Grant Date (if the Second Performance Goal is achieved before the third anniversary of the Grant Date) a period of 90 consecutive Trading Days begins that ends after such third or fourth anniversary, as the case may be, of the Grant Date and with respect to which the Trailing Trading Price would satisfy any of the First Performance Goal, the Second Performance Goal or the Third Performance Goal that was not previously achieved under this Agreement then the applicable date set forth above in this Section 21(b)(ii) shall be extended by 90 Business Days after the third or fourth anniversary of the Grant Date that would otherwise apply.

(c)                                  “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof are owned directly or indirectly by the Company.

(d)                                 “Trading Day” means any day on which securities are traded on Nasdaq or any other securities market on which the Common Stock is then traded.

(e)                                  “Trailing Trading Price” means the weighted average of the closing sale price per share of the Common Stock, as reported on the principal securities exchange on which the Common Stock is traded, for the period of 90 consecutive Trading Days immediately preceding the date with respect to which such average is calculated.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the Grant Date.

TUESDAY MORNING CORPORATION

By:
Name:
Title:

Accepted:

Name of Optionee:

Date:                          , 20

Annex A

[To Be Attached]